                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  Form 8-K/A-1


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 8, 1996
                                                           ------------


                            WILMAR INDUSTRIES, INC.
- --------------------------------------------------------------------------------
              (Exact name of registrant specified in its charter)



    New Jersey                     0-27424                     22-2232386
- --------------------------------------------------------------------------------
        (State or other          (Commission                 (IRS Employee
        jurisdiction of          File Number)                Identification No.)
        incorporation)



            303 Harper Drive
         Moorestown, New Jersey                                08057
- --------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)



          Registrant's telephone, including area code:  (609) 439-1222
                                                        --------------



- --------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 7.     Financial Statements and Exhibits
            ---------------------------------

       (a) Consolidated Financial Statements of HMA Enterprises, Inc. and its Subsidiaries.

            (1)    Independent Auditors' Reports.

            (2) Consolidated Balance Sheets of HMA and its Subsidiaries as of February 29, 1996 and February 28, 1995.

            (3) Consolidated Statements of Income of HMA and its Subsidiaries for the year ended February 29, 1996 and the year ended February 28, 1995.

            (4) Consolidated Statements of Cash Flows of HMA and its Subsidiaries for the year ended February 29,1996 and the year ended February 28, 1996.

            (5) Consolidated Statements of Stockholders' Equity of HMA and its Subsidiaries for the year ended February 29, 1996 and the year ended February 28, 1995.

            (6)    Notes to Consolidated Financial Statements.

       (b)  Pro Forma Financial Information (Unaudited).

            (1)    Unaudited Pro Forma Balance Sheet as of March 29, 1996.

            (2) Unaudited Pro Forma Statements of Operations for the year ended December 29, 1995.

            (3) Unaudited Pro Forma Statements of Operations for the three months ended March 29, 1996.

       (c)  Exhibits.

            27.1+  Financial Data Schedule.

_________________________
+ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996.

                                   SIGNATURE
                                   ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WILMAR INDUSTRIES, INC.
                                        (Registrant)


                                        By  /s/ William S. Green
                                          ---------------------------------
                                          William S. Green
                                          Chairman, President and
                                          Chief Executive Officer



Dated:  August 30, 1996

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
HMA Enterprises, Inc.:

  We have audited the accompanying consolidated balance sheet of HMA Enterprises, Inc., and subsidiaries (the "Company") as of February 29, 1996, and the related consolidated statements of income, stockholders equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HMA Enterprises, Inc., and subsidiaries as of February 29, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Houston, Texas
May 30, 1996

                          INDEPENDENT AUDITORS REPORT

The Board of Directors
HMA Enterprises, Inc.:

  We have audited the accompanying consolidated balance sheet of HMA Enterprises, Inc., and subsidiaries (the "Company") as of February 28, 1995, and the related consolidated statements of income, stockholders, equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HMA Enterprises, Inc., and subsidiaries as of February 28, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP
April 21, 1995

                     HMA ENTERPRISES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                      FEBRUARY 28, FEBRUARY 29,
                                                          1995         1996
                                                      ------------ ------------
ASSETS
CURRENT ASSETS:
  Cash...............................................  $  206,973   $  211,876
  Accounts receivable:
    Trade, less allowance for doubtful accounts of
     $213,518 and $239,832, respectively.............   2,412,686    3,543,773
    Related party and other..........................     101,003       53,281
  Inventory..........................................   2,509,905    3,073,661
  Investment in trading securities...................     150,892        1,166
  Prepaid expenses and other current assets..........     147,892      267,526
                                                       ----------   ----------
    Total current assets.............................   5,529,351    7,151,283
PROPERTY AND EQUIPMENT, NET..........................     316,564      310,023
DEFERRED TAX ASSETS..................................      48,482      115,500
                                                       ----------   ----------
TOTAL................................................  $5,894,397   $7,576,806
                                                       ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable......................................  $1,430,100   $1,830,100
  Trade accounts payable.............................   1,496,651    1,955,688
  Accrued expenses...................................     379,848      454,617
  Current portion of long-term debt and capital
   leases............................................      76,591       63,499
  Federal income taxes payable.......................      33,801      170,795
                                                       ----------   ----------
    Total current liabilities........................   3,416,991    4,474,699
LONG-TERM DEBT AND CAPITAL LEASES, EXCLUDING CURRENT
 PORTION.............................................     105,147       65,664
                                                       ----------   ----------
    Total liabilities................................   3,522,138    4,540,363
                                                       ----------   ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 1,000,000 shares
   authorized; 115,170 shares issued and
   outstanding.......................................       1,152        1,152
  Additional paid-in capital.........................     156,656      156,656
  Retained earnings..................................   2,214,451    2,878,635
                                                       ----------   ----------
    Total stockholders' equity.......................   2,372,259    3,036,443
                                                       ----------   ----------
TOTAL................................................  $5,894,397   $7,576,806
                                                       ==========   ==========

                See notes to consolidated financial statements.

                     HMA ENTERPRISES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                      YEAR ENDED    YEAR ENDED
                                                     FEBRUARY 28,  FEBRUARY 29,
                                                         1995          1996
                                                     ------------  ------------
SALES............................................... $20,641,719   $24,858,213
COST OF SALES.......................................  15,381,560    18,530,571
                                                     -----------   -----------
GROSS PROFIT........................................   5,260,159     6,327,642
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES........   4,997,868     5,262,985
                                                     -----------   -----------
                                                         262,291     1,064,657
                                                     -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense, net.............................    (130,729)     (154,941)
  Other income......................................     159,998        44,272
  Gain on sale of property and equipment, net.......                     8,696
                                                     -----------   -----------
    Total...........................................      29,269      (101,973)
                                                     -----------   -----------
INCOME BEFORE INCOME TAXES..........................     291,560       962,684
INCOME TAXES........................................     (98,119)     (298,500)
                                                     -----------   -----------
NET INCOME.......................................... $   193,441   $   664,184
                                                     ===========   ===========

                See notes to consolidated financial statements.

                     HMA ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           YEAR         YEAR
                                                          ENDED        ENDED
                                                       FEBRUARY 28, FEBRUARY 29,
                                                           1995         1996
                                                       ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................  $ 193,441   $   664,184
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation......................................    160,070       144,383
    Employee stock ownership plan contribution........    156,700
    Gain on sale of property and equipment............                   (8,696)
    (Gain) writedown on investment in trading
     securities.......................................     10,620       (19,055)
    Deferred income taxes.............................    (48,482)      (67,018)
  Change in assets and liabilities:
    Accounts receivable--trade........................   (154,425)   (1,131,087)
    Accounts receivable--related party and other......        472        47,722
    Inventory.........................................   (749,101)     (563,756)
    Prepaid expenses and other current assets.........    (36,592)     (119,634)
    Federal income tax receivable.....................    120,485
    Trade accounts payable............................    424,577       459,037
    Accrued expenses..................................     51,776        74,769
    Federal income taxes payable......................     33,801       136,994
                                                        ---------   -----------
      Net cash provided by (used in) operating
       activities.....................................    163,342      (382,157)
                                                        ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net of proceeds of disposals..    (35,838)     (129,146)
  Purchase of trading securities......................   (161,512)
  Sales of trading securities.........................                  168,781
                                                        ---------   -----------
      Net cash (used in) provided by investing
       activities.....................................   (197,350)       39,635
                                                        ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Purchase of treasury shares.........................   (200,000)
  Principal payments on notes payable.................   (103,400)     (400,000)
  Principal payments on long-term debt and capital
   leases.............................................    (56,541)      (70,056)
  Proceeds from notes payable.........................      7,500       800,000
  Proceeds from long-term debt and capital leases.....                   17,481
                                                        ---------   -----------
      Net cash provided by (used in) financing
       activities.....................................   (352,441)      347,425
                                                        ---------   -----------
NET INCREASE (DECREASE) IN CASH.......................   (386,449)        4,903
CASH AT BEGINNING OF YEAR.............................    593,422       206,973
                                                        ---------   -----------
CASH AT END OF YEAR...................................  $ 206,973   $   211,876
                                                        =========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest payments...................................  $ 139,136   $   191,253
  Income tax payments.................................    102,500       228,524
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Capital leases assumed in acquisitions of property
   and equipment......................................  $  89,354
  Retirement of treasury shares.......................    210,000

                See notes to consolidated financial statements.

                     HMA ENTERPRISES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                          FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY
                                               28, 1995
                         --------------------------------------------------------
                                  ADDITIONAL                            TOTAL
                         COMMON    PAID-IN    RETAINED   TREASURY   STOCKHOLDERS'
                          STOCK    CAPITAL    EARNINGS     STOCK       EQUITY
                         -------  ---------- ----------  ---------  -------------
BALANCE AT FEBRUARY 28,
 1994................... $ 2,204             $2,229,914  $ (10,000)  $2,222,118
  Net income............                        193,441                 193,441
  Issuance of common
   stock................      44   $156,656                             156,700
  Purchase of treasury
   shares...............                                  (200,000)    (200,000)
  Retirement of 1,096
   treasury shares......  (1,096)              (208,904)   210,000
                         -------   --------  ----------  ---------   ----------
BALANCE AT FEBRUARY 28,
 1995...................   1,152    156,656   2,214,451               2,372,259
  Net income............                        664,184                 664,184
                         -------   --------  ----------  ---------   ----------
BALANCE AT FEBRUARY 29,
 1996................... $ 1,152   $156,656  $2,878,635  $           $3,036,443
                         =======   ========  ==========  =========   ==========

                 See notes to consolidated financial statements

                    HMA ENTERPRISES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Business--HMA Enterprises, Inc. was incorporated in the state of Texas in May 1983. Operating primarily in Texas, HMA Enterprises, Inc., and subsidiaries (the "Company") acquire and distribute fixtures, hardware, household items and supplies to apartment complexes and building contractors. The Company's locations include Houston, Arlington and, as of April 1996, San Antonio, Texas.

  Most of the Company's customers are located in Texas. No single customer accounted for more than five percent of the Company's sales, and no accounts receivable from any customer exceeded $186,000 at February 29, 1996.

  Principles of Consolidation--The consolidated financial statements include the accounts of HMA Enterprises, Inc., and its wholly owned subsidiaries, Gulf Coast Supply, Inc., and One Stop Supply, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

  Investment in Equity Securities--The Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," ("Statement 115") effective March 1, 1994. Under Statement 115, marketable investment securities are classified in three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available for sale. In accordance with Statement 115, the Company classifies its investments in equity securities as trading securities.

  Trading securities are recorded at fair value. Unrealized holding gains and losses on trading securities, net of the related tax effect, are included in earnings. A decline in the market value of any trading security below cost is charged to earnings, resulting in the establishment of a new cost basis for the security.

  Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as trading are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

  Inventory--Inventory is stated at the lower of cost or market using the average cost method. Inventory consists entirely of finished goods.

  Property and Equipment--Property and equipment are stated at cost. Equipment under capital lease is stated at the present value of future minimum lease payments at the date of acquisition.

  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Equipment under capital leases and leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset.

  Federal Income Taxes--The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                    HMA ENTERPRISES, INC. AND SUBSIDIARIES

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications--Certain reclassifications have been made to the prior year financial statements to conform to the presentation and classification used in fiscal 1996.

2. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                              1995      1996
                                                            -------- ----------
   Vehicles................................................ $474,881 $  478,945
   Furniture and equipment.................................  356,988    418,746
   Leasehold improvements..................................  120,496    130,973
                                                            -------- ----------
       Total...............................................  952,365  1,028,664
   Less accumulated depreciation and amortization..........  635,801    718,641
                                                            -------- ----------
   Property and equipment, net............................. $316,564 $  310,023
                                                            ======== ==========

3. NOTES PAYABLE

  Notes payable consisted of the following:

                                                              1995       1996
                                                           ---------- ----------
   Notes payable to bank, interest at prime plus 0.5%
    (8.75% at February 29, 1996), due September 1, 1996..  $1,400,000 $1,800,000
   Notes payable to related parties, interest at 10%,
    maturities vary through February 1997................      30,100     30,100
                                                           ---------- ----------
       Total.............................................  $1,430,100 $1,830,100
                                                           ========== ==========

  At February 29, 1996, $1,800,000 was outstanding under the Company's $2,500,000 revolving line of credit which matures on September 1, 1996. Interest payments are due monthly on the first day of each month and accrue at the bank's prime rate plus 0.5%. The Company has pledged its accounts receivable, inventory, and property and equipment as collateral for this obligation. The line of credit facility contains certain financial covenants which require the Company to maintain a minimum net worth and ratio of debt to net worth. Compliance with covenants has been met.

4. LONG-TERM DEBT AND CAPITAL LEASES

  Long-term debt and capital leases consist of the following:

                                                                1995     1996
                                                              -------- --------
   Obligations under capital leases, interest rates ranging
    from 6.0% to 13.6%, varying payments..................... $166,334 $129,163
   Long-term debt collateralized by certain equipment,
    interest at prime plus 1%, payable in monthly
    installments of $483.....................................   15,404
                                                              -------- --------
       Total long-term debt and capital leases...............  181,738  129,163
   Less current portion......................................   76,591   63,499
                                                              -------- --------
   Long-term debt and capital leases, excluding current
    portion.................................................. $105,147 $ 65,664
                                                              ======== ========

                    HMA ENTERPRISES, INC. AND SUBSIDIARIES

  The aggregate maturities of long-term debt and capital leases for each year subsequent to February 29, 1996 are: 1997, $63,499; 1998, $50,018; and 1999,
$15,646.

5. INCOME TAXES

  The Company's income tax provision for the years ended February 29, 1996 and February 28, 1995 comprised the following:

                                                               1995      1996
                                                             --------  --------
   Current.................................................. $146,601  $365,518
   Deferred.................................................  (48,482)  (67,018)
                                                             --------  --------
     Total.................................................. $ 98,119  $298,500
                                                             ========  ========

  The provision for income taxes differs from the amount of income taxes computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of limitations on the deductibility of meals and entertainment and the nontaxable income on officers' life insurance policies for fiscal 1995 and 1996.

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at February 29, 1996 and February 28, 1995 are presented below:

                                                               1995      1996
                                                             --------  --------
   Deferred tax assets:
     Allowance for doubtful accounts........................ $ 72,596  $ 81,543
     Differences between book and tax depreciation..........   24,858    25,718
     Accrued vacation.......................................   14,067     8,239
                                                             --------  --------
       Total gross deferred tax assets......................  111,521   115,500
   Less valuation allowance.................................  (63,039)
                                                             --------  --------
   Net deferred tax assets.................................. $ 48,482  $115,500
                                                             ========  ========

6. EMPLOYEE STOCK OWNERSHIP PLAN

  The Company adopted the Employee Stock Ownership Plan (the "Plan") during 1995 to enable eligible employees to participate in the growth of the Company. Employees who have been employed with the Company for one or more years and have completed a minimum of 1,000 hours of service are eligible to become participants in the Plan. Employer contributions to the Plan are held in trust in each participants individual account. The contributions are allocated to the participant accounts based on each participant's covered compensation, which is the total wages paid to the participant by the Company for each plan year. The realized and unrealized gain or loss on the Plan's assets, as well as dividends on the Company's stock not distributed to participants, are allocated to each participant's account in the same manner. In fiscal 1995, the company recognized $156,700 in compensation expense related to the Plan, which represents the estimated fair market value of the 43.7 shares (prior to stock split--see Note 8) of Company stock contributed to the Plan. In fiscal 1996 the Company recognized $100,000 in compensation expense related to a cash contribution.

7. RELATED-PARTY TRANSACTIONS

  Included in trade receivables as of February 28, 1995 and February 29, 1996 was $255,845 and $249,717, respectively, from a related party which has common shareholders with the Company. Sales to this related party for fiscal 1995 and 1996 were $255,845 and $94,916, respectively.

                    HMA ENTERPRISES, INC. AND SUBSIDIARIES

8. COMMON STOCK

  In June 1994 the Company purchased 96 shares of its common stock from a shareholder at a cost of $200,000. In December 1994 the Company retired 1,096 shares of common stock previously held in treasury.

  In December 1994 the Company effected a 100 for 1 stock split for each issued and outstanding share of its common stock, and decreased the par value per share of common stock from $1 to $.01. There was no change in the authorized number of shares.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts of cash, investment in trading securities, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturities of these items. Interest rates which are currently available to the Company for new issuances of debt with similar terms and maturities are used to estimate the fair value of long-term debt and capital leases which at February 29, 1996 approximated the recorded amount.

10. COMMITMENTS AND CONTINGENCIES

  Until December 1995 the Company participated in a self-insurance pool for health care costs. The Company is liable for claims up to $12,500 per employee annually and Company claims aggregate up to $45,000 annually. The Company has funded the insurance pool to cover the annual aggregate claims. Claims exceeding these limits are covered by a stop loss policy covering claims up to $2,000,000 annually. Based on historical experience, management does not anticipate potential future claims would have a material impact on the Company's consolidated financial statements.

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a materially adverse effect on the Company's consolidated financial statements.

  The Company is obligated under certain noncancelable operating leases (with initial or remaining lease terms in excess of one year). These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay executory costs such as maintenance and insurance. The future minimum lease payments under such leases as of February 29, 1996 are:

         YEARS ENDING
         ------------
         1997........................................................ $  315,704
         1998........................................................    265,236
         1999........................................................    188,686
         2000........................................................    162,000
         2001........................................................    162,000
                                                                      ----------
           Total..................................................... $1,093,626
                                                                      ==========

  The Company recognized rent expense of $227,062 and $233,044 during fiscal 1995 and 1996, respectively.

11. SUBSEQUENT EVENT

  Subsequent to February 29, 1996 the shareholders of the Company entered into a letter of intent to sell all of the common stock to a publicly held company for an amount in excess of book value. Closing is expected to be the end of June 1996.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following unaudited pro forma combined balance sheet gives effect to the HMA Acquisition as if the acquisition had occurred on March 29, 1996. The unaudited pro forma combined statements of operations for the year ended December 29, 1995 and the three months ended March 29, 1996 give effect to the HMA Acquisition as if it had occurred on January 1, 1995. Amounts shown for the three months ended February 29, 1996 for HMA are also included in amounts shown for the year ended February 29, 1996.

  The pro forma combined financial data should be read in conjunction with the notes included herewith, the Company's Financial Statements, HMA's Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The pro forma combined data do not purport to represent what the Company's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                       UNAUDITED PRO FORMA BALANCE SHEET

                              AS OF MARCH 29, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                          HISTORICAL HISTORICAL  ACQUISITION   PRO FORMA
                            WILMAR     HMA(a)   ADJUSTMENTS(b) COMBINED
                          ---------- ---------- -------------- ---------
ASSETS
Current assets:
 Cash and cash require-
  ments.................   $  4,310    $  212      $(3,564)    $    958
 Cash--restricted.......        200                                 200
 Short-term investment--
  available for sale se-
  curities..............      1,765                               1,765
 Short-term investment--
  trading securities....                    1                         1
 Accounts receivable--
  trade, net............     10,205     3,544                    13,749
 Accounts receivable--
  related party and
  other.................                   53                        53
 Inventory..............     12,978     3,074                    16,052
 Prepaid expenses and
  other current assets..        511       267                       778
 Deferred income taxes..        486                                 486
                           --------    ------      -------     --------
   Total current as-
    sets................     30,455     7,151       (3,564)      34,042
Property and equipment,
 net....................      1,385       310                     1,695
Deferred income taxes...                  116                       116
Other assets............      2,152                  2,744        4,896
                           --------    ------      -------     --------
Total assets............   $ 33,992    $7,577      $  (820)    $ 40,749
                           ========    ======      =======     ========
LIABILITIES AND
 STOCKHOLDERS'
 EQUITY (DEFICIT)
Current liabilities:
 Notes payable..........               $1,830      $   608     $  2,438
 Current portion of
  long-term debt and
  capital leases........                   63                        63
 Accounts payable.......   $  6,514     1,956                     8,470
 Accrued expenses and
  other current liabili-
  ties..................      1,622       455                     2,077
 Income taxes payable...        949       171                     1,120
                           --------    ------      -------     --------
   Total current liabil-
    ities...............      9,085     4,475          608       14,168
Long-term debt and capi-
 tal leases.............                   66                        66
                           --------    ------      -------     --------
   Total liabilities....      9,085     4,541          608       14,234
                           --------    ------      -------     --------
Stockholders' Equity:
 Preferred stock, $.01
  par value, 5,000,000
  shares authorized;
  none issued...........
 Common stock, no par
  value--50,000,000
  shares authorized;
  10,374,545 shares
  issued and
  outstanding...........     51,289                  1,608       52,897
 Common stock, $.01 par
  value, 1,000,000
  shares authorized;
  115,170 shares issued
  and outstanding.......                    1           (1)
 Additional paid-in cap-
  ital..................                  157         (157)
 Retained earnings
  (accumulated
  deficit)..............    (26,382)    2,878       (2,878)     (26,382)
                           --------    ------      -------     --------
   Total stockholders'
    equity (deficit)....     24,907     3,036       (1,428)      26,515
                           --------    ------      -------     --------
Total Liabilities and
 Stockholders' Equity...   $ 33,992    $7,577      $  (820)    $ 40,749
                           ========    ======      =======     ========

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                          YEAR ENDED DECEMBER 29, 1995

                                                               PRO
                         HISTORICAL HISTORICAL ACQUISITION    FORMA
                           WILMAR    HMA(c,e)  ADJUSTMENTS   COMBINED
                         ---------- ---------- -----------   --------
Net sales...............  $60,823    $24,858                 $85,681
Cost of sales...........   41,835     19,411         (8)(f)   61,238
                          -------    -------     ------      -------
  Gross profit..........   18,988      5,447          8       24,443
Operating expenses
  Operating and selling
   expenses.............    9,099      2,353        (51)(g)   11,401
  Corporate general and
   administrative
   expenses.............    3,985      2,030          1 (h)    6,016
                          -------    -------     ------      -------
                           13,084      4,383        (50)      17,417
                          -------    -------     ------      -------
  Operating income......    5,904      1,064         58        7,026
Other income............                  53                      53
Interest expense, net...   (1,164)      (155)       (55)(i)   (1,374)
                          -------    -------     ------      -------
Income before income
 taxes..................    4,740        962          3        5,705
Pro Forma Data (m):
  Income tax provision..    1,896        299         87        2,282
                          -------    -------     ------      -------
  Net income............  $ 2,844    $   663     $  (84)     $ 3,423
                          =======    =======     ======      =======
  Net income per common
   share................  $  0.36                            $  0.43
                          =======                            =======
  Weighted average
   common shares
   outstanding (n)......    7,937                    68 (o)    8,005
                          =======                ======      =======

                       THREE MONTHS ENDED MARCH 29, 1996

                                                                          PRO
                                     HISTORICAL HISTORICAL ACQUISITION   FORMA
                                       WILMAR   HMA (d,e)  ADJUSTMENTS  COMBINED
                                     ---------- ---------- -----------  --------
Net sales...........................  $19,309     $5,661                $24,970
Cost of sales.......................   13,373      4,269      $ (2)(j)   17,640
                                      -------     ------      ----      -------
  Gross profit......................    5,936      1,392         2        7,330
                                      -------     ------      ----      -------
Operating expenses
  Operating and selling expenses....    2,987        564       (13)(j)    3,538
  Corporate general and
   administrative expenses..........    1,242        509        (1)(k)    1,752
                                      -------     ------      ----      -------
                                        4,229      1,073       (12)       5,290
                                      -------     ------      ----      -------
  Operating income..................    1,707        319        14        2,040
Other income........................                  13                     13
Interest expense, net...............      (81)       (39)      (14)(l)     (134)
                                      -------     ------      ----      -------
  Income before income taxes........    1,626        293                  1,919
  Income tax provision..............      666         91        26          783
                                      -------     ------      ----      -------
  Net income........................  $   960     $  202      $(26)     $ 1,136
                                      =======     ======      ====      =======
Pro Forma Data:
  Net income per common share.......  $  0.10                           $  0.11
                                      =======                           =======
  Weighted average common shares
   outstanding (n)..................    9,946                   68 (o)   10,014
                                      =======                 ====      =======

- --------
(a) Balance Sheet as of February 29, 1996.
(b) Represents adjustments for the acquisition of HMA (the "HMA Acquisition") based on a purchase price of $7,610 (including $1,830 of HMA debt repaid by Wilmar). The HMA Acquisition has been accounted for using the purchase method. The purchase price has been allocated on a preliminary basis to the assets acquired based on the fair values of such assets which are estimated to equal their book value. The balance of the purchase price was allocated as follows: $1,180 to intangible assets (including covenants-not-to-compete and customer lists) and $1,564 to goodwill. This results in total other assets of $2,744. The other assets will be amortized on a straight-line basis over the following lives: the covenants-not-to-compete will be amortized over three years; the customer lists will be amortized over 20 years; and the goodwill will be amortized over 30 years.
(c) Statement of Operations for year ended February 29, 1996.
(d) Statement of Operations for three months ended February 29, 1996.
(e) Certain amounts in the historical financial statements of HMA have been reclassified to conform with the Wilmar presentation.
(f) Represents $8 of expense related to the HMA Employee Stock Ownership Trust ("HMA ESOP"), which was terminated after the HMA Acquisition.
(g) Represents $51 of expense related to the HMA ESOP, which was terminated after the HMA Acquisition.
(h) Adjustments to reflect: (i) $41 of expense related to the HMA ESOP, which was terminated after the HMA Acquisition, (ii) $100 of compensation paid to an officer of HMA in excess of the compensation due under the officer's employment contract effective after the HMA Acquisition, offset by: (iii) additional expenses of $142 which represent the amortization of intangible assets, including goodwill, covenants-not-to-compete and customer lists acquired by Wilmar in the HMA Acquisition.
(i) Represents interest expense on amounts drawn on the Company's line of credit to finance the HMA Acquisition as if the acquisition had occurred on January 1, 1995.
(j) Adjustments to reflect the HMA ESOP, which was terminated after the HMA Acquisition as follows: (i) $2 of cost of sales and (ii) $13 of operating and selling expenses.
(k) Adjustments to reflect: (i) $10 of expenses related to the HMA ESOP, which was terminated after the HMA Acquisition and (ii) $25 of compensation paid to an officer of HMA in excess of the compensation due under the officer's employment contract effective after the HMA Acquisition, offset by (iii) additional expenses of $36 which represents the amortization of intangible assets, including goodwill, covenants-not-to-compete and customer lists acquired by Wilmar in the HMA Acquisition.
(l) Represents interest expense on amounts drawn on the Company's line of credit to finance the HMA Acquisition as if the acquisition had occurred on January 1, 1995.
(m) Prior to March 1, 1995, the Company elected to be taxed as an S
    Corporation for federal (and certain state) income tax purposes. Pro forma information has been computed as if the Company had been subject to federal income tax and all applicable state corporate income taxes for each period presented.
(n) See Note 3 of Notes to Consolidated Financial Statements for a description of the determination of weighted average common shares outstanding.
(o) Represents shares of Common Stock issued in connection with the HMA Acquisition as if the acquisition had occurred on January 1, 1995.